Exhibit 1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     SECURITY FIRST TECHNOLOGIES CORPORATION


                     Security  First  Technologies  Corporation,  a  corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                     FIRST:  The  name  of the  corporation  is  Security  First

Technologies  Corporation.  The date of filing of its  original  Certificate  of

Incorporation with the Secretary of State of Delaware was May 22, 1998.

                     SECOND:   This   Amended  and   Restated   Certificate   of

Incorporation  was duly adopted in  accordance  with Sections 242 and 245 of the

General  Corporation  Law of the State of  Delaware,  and  restates  and further amends the provisions of the Certificate of Incorporation of the corporation.

                     THIRD:  The text of the  Certificate  of  Incorporation  is hereby amended and restated to read in its entirety as follows:


1.       NAME

                  The name of this corporation is Security First Technologies Corporation (the "Corporation").

2.       REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.       PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The

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Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.       CAPITAL STOCK

         4.1.   AUTHORIZED SHARES

                The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-five million (65,000,000), of which sixty million (60,000,000) shares shall be common stock, par value $0.01 per share ("Common Stock"), and five million (5,000,000) shares shall be serial preferred stock, par value $0.01 per share ("Preferred Stock").

         4.2.   COMMON STOCK

                4.2.1.   RELATIVE RIGHTS

                The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth herein or in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                4.2.2.   DIVIDENDS

                Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                4.2.3.   DISSOLUTION, LIQUIDATION, WINDING UP

                In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                4.2.4.   VOTING RIGHTS

                Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the shareholders of the Corporation and, share for



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share and  without  regard  to class,  together  with the  holders  of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the shareholders. There shall be no cumulative voting rights in the election of directors.

         4.3.   PREFERRED STOCK

                The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon.

                4.3.1.   SERIES A PREFERRED STOCK

                The Corporation is hereby authorized to issue up to one million, six hundred thirty seven thousand, eight hundred and thirty two (1,637,832) shares of the Preferred Stock authorized pursuant to Section 4.3 as a series of Preferred Stock, which series shall be designated "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and shall have the following rights and preferences:

                4.3.1.1.  DIVIDENDS

                The holders of shares of the Series A Preferred Stock shall not have any preference with respect to dividends over the holders of the Common Stock, but shall participate fully and equally, on a share for share basis, with the Common Stock, with respect to the payment of any and all dividends or other distributions, whenever declared and whether paid or payable in cash, the capital stock of the Corporation, the capital stock of any other entity, or any other property.

                4.3.1.2.  VOTING

                Except as otherwise provided by law and except as hereinafter provided, the holders of the Series A Preferred Stock shall have no voting rights and shall not be entitled to notice of meetings of shareholders, and the exclusive voting power of the Corporation shall be vested in the holders of the Common Stock. Notwithstanding the foregoing, the holders of the Series A Preferred Stock shall be entitled to the following specific limited voting rights:

                (a) The holders of the Series A Preferred Stock shall be entitled to vote, as a separate class, with respect to (i) any amendment or repeal of



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any of the provisions of the Certificate of Incorporation which would change the specific terms of the Series A Preferred Stock as set forth in this Section 4 (or in any supplementary sections hereto) so as to have an adverse effect on the rights of the Series A Preferred Stock, including any amendment which would create or enlarge any class or series ranking prior to the Series A Preferred Stock in rights and preferences (provided, however, that an amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the Corporation, shall not be considered to be such an adverse effect), and (ii) the approval of a merger or consolidation of the Corporation with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of the properties or business of the Corporation in exchange for securities of a corporation other than the Corporation if the Series A Preferred Stock is to be exchanged for securities of such other corporation and if the terms of such securities are less favorable in any respect to the holders thereof than the specific terms of the Series A Preferred Stock as set forth in Section 4.3.1 (or any supplementary section hereto), provided, however, that no such approval for transactions undertaken with the assistance or pursuant to the direction of the Office of Thrift Supervision or the Federal Deposit Insurance Corporation, shall be required. No such amendment, repeal, merger, consolidation, sale, lease, or conveyance shall be approved or adopted without the affirmative vote, at a meeting duly called for that purpose and upon notice duly given to the holders of the Series A Preferred Stock, or the written consent with or without a meeting, of the holders of at least two-thirds of the shares of the Series A Preferred Stock then outstanding, together with any other vote or consent of the holders of other classes of the capital stock of the Corporation as may be required; and

                (b) The holders of the Series A Preferred Stock shall be entitled to one vote per share, voting with the holders of the shares of Common Stock as if a single class, on any voluntary dissolution or liquidation of the Corporation.

                4.3.1.3.  CONVERSION

                Each holder of record of shares of the Series A Preferred Stock (a "Holder") shall have the option to convert all or fewer than all of such shares into shares of Common Stock of the Corporation, on a one share for one share basis upon the following terms and conditions:

                (a) Shares of Series A Preferred Stock shall be convertible only upon the occurrence of one or another of the events or circumstances described in subparagraphs (i) or (ii) below, to the extent described in such subparagraphs:

                          (i) upon a  reduction  of an  original  Holder's  (the
     "Original Holder") ownership of shares of the Common Stock of the Corporation below 4.999% of the total number of shares of Common Stock outstanding at any given time, that is attributable only to the issuance of additional shares of Common Stock and not because of any action taken by

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     the  Original  Holder that would reduce the  Original  Holder's  percentage ownership interest in the total number of shares of Common Stock then outstanding provided, however, that the Original Holder's ownership of such shares of Common Stock following the conversion of shares of Series A Preferred Stock shall not exceed the lesser of 4.999% of the total number of shares of Common Stock then outstanding or such lesser percentage attributable to the Original Holder as a result of actions taken by the Original Holder; and

                          (ii) at any time following a transfer of the shares of Series A Preferred Stock held by the Original Holder to any person or entity not an "affiliate" of such Holder; provided, however, that the Original Holder shall not be permitted to transfer such shares to any party (other than an affiliate of the Original Holder) except in a transfer (A) to the Corporation, (B) to any party who has acquired more than 50% of the outstanding Common Stock of the Corporation, or (C) in a widely dispersed distribution or private placement of shares of the Series A Preferred Stock to non-affiliated parties in which no party or its affiliate acquires shares that are convertible into more than 2% of the outstanding Common Stock of the Corporation; or (D) to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on behalf of the Original Holder pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). (For the purposes hereof, "affiliate" shall have the meaning specified in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.)

                (b) The option to convert shares of the Series A Preferred Stock into shares of Common Stock of the Corporation shall be exercisable by delivering the certificate or certificates for the shares to be converted, properly endorsed to the Corporation or in blank, together with a written notice specifying the number of shares to be converted, to the Secretary of the Corporation at the home office of the Corporation. The conversion of the shares of Series A Preferred Stock shall be effective as of the date on which the Corporation receives such certificate or certificates and such notice of conversion.

                (c)       All shares of Common Stock issued upon the  conversion
of  any  shares  of  Series  A   Preferred   Stock   shall  be  fully  paid  and
non-assessable.

                (d)       The   number  of   shares  of  Common   Stock  of  the
Corporation into which the shares of Series A Preferred Stock can be converted shall be subject to adjustment from time to time as follows:

                          (i) If, at any time after the issuance of any shares of Series A Preferred Stock, the Corporation pays or makes a dividend or other distribution on any class of capital stock of the Corporation in Common Stock of the Corporation, then the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be increased

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     by multiplying  such number by a fraction,  the denominator of which is the number of shares of such Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator of which is the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                          (ii) If, at any time after the issuance of any shares of Series A Preferred Stock, the outstanding shares of Common Stock of the Corporation are subdivided into a greater number of such shares, then the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be proportionately increased, and, conversely, if, at any time after the issuance of any shares of Series A Preferred Stock, the outstanding shares of Common Stock of the Corporation are combined into a smaller number of such shares, then the number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (iii) The reclassification (including any reclassification upon a merger in which the Corporation is the continuing corporation) of the Common Stock of the Corporation into securities, including other than shares of such Common Stock, shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of the Common Stock of the Corporation outstanding immediately prior to such reclassification into the number of shares of such Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be the day upon which such subdivision or combination becomes effective, within the meaning of subparagraph (ii) above.

                 4.3.1.4. LIQUIDATION

                          In the  event  of  the  liquidation,  dissolution,  or
winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to share ratably, without distinction as to class, in all of the assets of the Corporation available for distribution to shareholders.

                 4.3.1.5. RESERVATION OF COMMON STOCK

                          So long as any shares of Series A Preferred  Stock are
outstanding, the Corporation shall maintain a sufficient number of authorized but unissued shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock.


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                4.4.     PREEMPTIVE RIGHTS

                          Holders of the capital stock of the Corporation  shall
not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

         5.     INCORPORATOR; DIRECTORS

                5.1.      INCORPORATOR

                          The name and mailing address of the incorporator  (the
"Incorporator") is Security First Network Bank, 3390 Peachtree Road, NE, Suite 1700, Atlanta, Georgia 30326. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

                5.2.      DIRECTORS

                          The number of  directors of the  Corporation  shall be
such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

                          The classification  shall be such that the term of one
class shall expire each succeeding year. The Corporation's board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I and II each initially consisting of one director and Class III initially consisting of two directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws of the Corporation. The names and business addresses of those persons of each class to serve on the initial board of directors shall be as follows:

Class I:   Term of office expires at the first annual meeting of shareholders:

Name                                                        Address
----                                                        -------

Robert W. Copelan                            3390 Peachtree Road, NE, Suite 1700
                                             Atlanta, Georgia  30326


Class II:  Term of office expires at the second annual meeting of shareholders:

Name                                                        Address
----                                                        -------

Howard J. Runnion, Jr.                       3390 Peachtree Road, NE, Suite 1700
                                             Atlanta, Georgia  30326


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Class III: Terms of office expire at the third annual meeting of shareholders:

Name                                                        Address
----                                                        -------

Michael C. McChesney                         3390 Peachtree Road, NE, Suite 1700
                                             Atlanta, Georgia  30326

James S. Mahan, III                          3390 Peachtree Road, NE, Suite 1700
                                             Atlanta, Georgia  30326


                Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

                Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term in the manner provided in the Corporation's bylaws, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until the director's earlier resignation or removal.

                 No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

         5.3.   LIMITATION OF LIABILITY

                No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 5.3 by the shareholders of the Corporation shall not adversely affect any right or protection of a director for acts or omissions occurring prior to the effective date of such repeal or modification.


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         6.     INDEMNIFICATION

                To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         7.     CALL OF SPECIAL MEETINGS

                Special meetings of shareholders relating to changes in control of the Corporation or amendments to its Certificate of Incorporation shall be called only upon direction of the Board of Directors.


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         8.     AMENDMENT OF BYLAWS

                The Board of Directors or the shareholders may from time to time amend the bylaws of the Corporation as provided under the Delaware General Corporation Law.

         9.     AMENDMENT OF CERTIFICATE OF INCORPORATION

                The Certificate of Incorporation of the Corporation may be amended in accordance with the provisions of the Delaware General Corporation Law.

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                  IN WITNESS  WHEREOF,  the  Corporation has caused this Amended and  Restated  Certificate  of  Incorporation  to be  executed  on its behalf on

September 25, 1998.

                                         SECURITY FIRST TECHNOLOGIES
                                         CORPORATION

                                         By:/s/ James S. Mahan, III
                                            ------------------------
                                           James S. Mahan, III
                                           Chief Executive Officer and President

ATTEST:

By: /s/ Robert F. Stockwell
    -----------------------
    Robert F. Stockwell
      Secretary



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